UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 5, 2010

Lihua International, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52650	14-1961536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Lihua Holdings Limited Houxiang Five-Star Industry District Danyang City, Jiangsu Province, PRC 212312
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-511-86317399

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On November 5, 2010, Jiangsu Lihua Copper Industry Co., Ltd. (“Lihua Copper”), a wholly owned subsidiary of Lihua International, Inc., a Delaware corporation, entered into a Land Expropriation Contract (the “Agreement”) with Hougang Township People’s Government, Danyang City, Jiangsu Province (the “Transferor”), relating to the transfer by the Transferor to Lihua Copper of a 50-year right to use a parcel of land located in Wuxing Village and Jide Village, Hougang Township, for consideration of $4,834,893 (RMB 32,399,100).  The size of the land being transferred is 119,988 square meters and the land will be used for the extension of Lihua Copper’s existing factory buildings.  Lihua Copper paid $4,476,877 (RMB30,000,000) as a deposit for the above land use right, but the relevant formalities were not completed, and therefore Lihua Copper has not yet obtained the legal title to the land use rights.  The balance of the payment is due within fifteen days of the signing of the Agreement.

A copy of the Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.  The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, such Agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

No.	Description
10.1	Land Expropriation Contract dated November 5, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 12, 2010	LIHUA INTERNATIONAL, INC.

	By:	/s/ Jianhua Zhu
Name: Jianhua Zhu
Title: Chief Executive Officer and President

Exhibit Index

No.	Description
10.1	Land Expropriation Contract dated November 5, 2010